AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2006

                                                           REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                       NEW BRUNSWICK SCIENTIFIC CO., INC.
             (Exact Name of Registrant as Specified in Its Charter)

          NEW JERSEY                                     22-1630072
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                        44 TALMADGE ROAD,  P.O. BOX 4005
                          EDISON, NEW JERSEY 08818-4005
                                 (732) 287-1200
                    (Address of Principal Executive Offices)

  NEW BRUNSWICK SCIENTIFIC CO., INC. EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED)
                            (Full Title of the Plan)

              JAMES T. ORCUTT, PRESIDENT & CHIEF OPERATING OFFICER
                         44 TALMADGE ROAD, P.O. BOX 4005
                          EDISON, NEW JERSEY 08818-4005
                                 (732) 287-1200
            (Name, Address and Telephone Number of Agent For Service)

                                 With a Copy to:
                             PETER D. HUTCHEON, ESQ.
                        NORRIS, MCLAUGHLIN & MARCUS, P.A.
                                721 ROUTE 202-206
                                  P.O. BOX 1018
                        SOMERVILLE, NEW JERSEY 08876-1018
                                  908-722-0700

                                ---------------

                         CALCULATION OF REGISTRATION FEE

TITLE OF                   AMOUNT       PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
SECURITIES TO              TO BE         OFFERING PRICE         AGGREGATE       REGISTRATION
BE REGISTERED          REGISTERED (3)    PER SHARE (4)     OFFERING PRICE (4)        FEE
Common Stock,                 125,579  $             7.45  $        935,563.55  $      100.11
  $.0625 par value per
  share (1)
Common Stock,                   6,123  $             7.45  $         45,616.35  $        4.88
  $.0625 par value
  per share (2)

----------
(1) Consists of shares issuable under the New Brunswick Scientific Co., Inc. Employee Stock Purchase Plan (the "Plan").

(2) Consists of shares previously issued under the Plan that are being registered for resale by the holders thereof.

(3) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.

(4) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on August 7, 2006.

                                EXPLANATORY NOTE

This Registration Statement registers both (i) shares of Common Stock to be offered and sold under the New Brunswick Scientific Co., Inc. Employee Stock Purchase Plan (the "Plan") and (ii) shares of Common Stock acquired under the Plan that that are restricted securities which may be offered and sold from time to time by the purchasers thereof pursuant to the reoffer prospectus included herewith (the "Reoffer Prospectus").

                                TABLE OF CONTENTS

Item 1.    Plan Information . . . . . . . . . . . . . . . . . . . . I-1

Item 2.    Registrant Information and Plan Annual Information . . . I-1

Reoffer .  Prospectus . . . . . . . . . . . . . . . . . . . . . . . I-2

Item 3.    Incorporation of Documents by Reference. . . . . . . . . II-1

Item 4.    Description of Securities. . . . . . . . . . . . . . . . II-1

Item 5.    Interests of Named Experts and Counsel . . . . . . . . . II-1

Item 6.    Indemnification of Directors and Officers. . . . . . . . II-1

Item 7.    Exemption from Registration Claimed. . . . . . . . . . . II-2

Item 8.    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . II-2

Item 9.    Undertakings . . . . . . . . . . . . . . . . . . . . . . II-2

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

     Pursuant to the rules for filing a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.

ITEM 2.  REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION

     Copies of documents incorporated by reference in Item 3 of Part II of this Registration Statement, and such other documents required to be delivered to employees pursuant to Rule 428(b) (Section 230.428(b)) may be obtained upon written or oral request without charge from the headquarters office of the Company, New Brunswick Scientific Co., Inc., Attn: James T. Orcutt, President & Chief Operating Officer, 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005, (732) 287-1200.

                               REOFFER PROSPECTUS
                               ------------------

                          6,123 Shares of Common Stock
                          (Par Value $0.0625 per Share)



                       NEW BRUNSWICK SCIENTIFIC CO., INC.


                                ---------------


     This prospectus has been prepared for use in connection with the proposed sales by the stockholders named herein (the "Selling Stockholders") of an aggregate of 6,123 shares of Common Stock (par value $0.0625 share) of New Brunswick Scientific Co., Inc. (the "Company") acquired by the Selling Stockholders under the Company's Employee Stock Purchase Plan.

     It is contemplated that offerings and sales by the Selling Stockholders will be made from time to time in market transactions directly to a marketmaker or through a broker at prevailing market prices or in negotiated transaction at prevailing market prices or prices related to the prevailing market price.

     The Common Stock is designated for quotation on the Nasdaq Global Market under the symbol: NBSC.


                 NEITHER THE SECURITIES AND EXCHANGE COMMISSION
    NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
     SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is August 9, 2006

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois and 233 Broadway, New York, NY 10279. Copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.
                                      -------------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents are hereby incorporated herein by reference:

     (a) The Registrant's Current Reports on Form 8-K, filed January 11, 2006, March 23, 2006, May 4, 2006, May 9, 2006 and June 8, 2006.

     (b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 22, 2006.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2006, filed on May 10, 2006.

     (d) The material under the caption "Capital Stock to be Registered" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Exchange Act filed with the Commission on April 13, 1973, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1, as amended and effective on March 14, 1972 (File No. 2-42505).

     All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference in this registration statement and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Copies of documents incorporated herein by reference may be obtained upon written or oral request without charge (other than exhibits thereto) from the headquarters office of the Company, New Brunswick Scientific Co., Inc., 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005, (732) 287-1200,
Attn:  Corporate  Secretary.

                                  RISK FACTORS

     The Company is subject to a number of important risks and uncertainties. The accompanying risk factors should be read in conjunction with the information included and incorporated by reference in this Form S-8.

RESTRICTIONS IMPOSED BY THE TERMS OF THE COMPANY'S BANK AGREEMENT MAY LIMIT THE OPERATING AND FINANCIAL FLEXIBILITY.

     The Company and Wachovia Bank, National Association (the "Bank") are parties to an agreement (the "Bank Agreement"), which has had a number of amendments, which expires on May 31, 2008, which provides the Company with a credit facility for acquisitions, equipment loans, working capital and letters of credit, and foreign exchange transactions. All of the Company's domestic assets, which are not otherwise subject to lien, have been pledged as security for any borrowings under the Bank Agreement. The Bank Agreement contains various business and financial covenants including among other things, a debt service ratio, a net worth covenant and a ratio of total liabilities to tangible net worth.

     The Company's failure to comply with the obligations under the Bank Agreement may result in an event of default, which, if not cured or waived, may permit acceleration of the indebtedness under the Bank Agreement. The Company cannot be certain that it will have sufficient funds available to pay any accelerated indebtedness or that it will have the ability to refinance accelerated indebtedness on favorable terms should an event of default occur.

THE COMPANY HAS NUMEROUS COMPETITORS WHICH HAVE FINANCIAL AND OTHER RESOURCES GREATER THAN THE COMPANY'S. SHOULD THE COMPANY NOT COMPETE SUCCESSFULLY WITH ITS COMPETITORS, THIS COULD RESULT IN AN ADVERSE AFFECT ON RESULTS OF OPERATIONS.

     The Company encounters competition from approximately 11 domestic and 15 foreign competitors in the sale of its products. Many of the Company's competitors have financial, engineering, product development, sales and marketing and other resources greater than the Company's. Should the Company be unable to compete with its competitors effectively by developing and introducing innovative and reliable new products on a timely basis, there could be an adverse affect on the Company's results of operations.

DELAYS IN RECEIPT OF RAW MATERIALS COULD INTERRUPT MANUFACTURING SCHEDULES WHICH COULD HAVE AN ADVERSE AFFECT ON RESULTS OF OPERATIONS.

     The raw materials used by the Company include stainless steel, carbon steel, copper, brass, aluminum and various plastics. Some components are purchased from others, including pumps, compressors, plumbing fittings, electrical and electronic components, gauges, meters, motors, glassware and general purpose hardware. Many of these components are built to the Company's specifications. The Company is not dependent upon any single supplier for any raw material or component, but delay in receipt of key components could adversely affect the manufacturing schedule.

THE COMPANY'S DOMESTIC BUSINESS IS SIGNIFICANTLY AFFECTED BY UNITED STATES GOVERNMENT EXPENDITURES AND GRANTS FOR RESEARCH TO EDUCATIONAL RESEARCH INSTITUTIONS AND INDUSTRY. SHOULD THE GOVERNMENT, FOR EXTENDED PERIODS OF TIME, DECREASE THEIR LEVEL OF EXPENDITURES AND GRANTS, THERE COULD BE AN ADVERSE AFFECT ON RESULTS OF OPERATIONS.

     The Company sells its equipment to biotechnology and pharmaceutical companies, agricultural and chemical companies, other industrial customers engaged in biotechnology and to medical schools, universities, research institutes, hospitals, private laboratories and laboratories of federal, state and municipal government departments and agencies in the United States. While only a small percentage of the Company's sales are made directly to United States government departments and agencies, its domestic business is significantly affected by government expenditures and grants for research to educational research institutions and to industry. Should the United States government, for extended periods of time, decrease their level of expenditures and grants, there could be an adverse affect on the Company's results of operations.

FISHER SCIENTIFIC ACCOUNTED FOR 13.8%, 16.0% AND 15.9%, RESPECTIVELY, OF CONSOLIDATED NET SALES DURING THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003. A SUBSIDIARY OF FISHER SCIENTIFIC MANUFACTURES PRODUCTS THAT COMPETE WITH THE COMPANY'S SHAKER PRODUCTS. A SIGNIFICANT CHANGE OR TERMINATION IN THE DISTRIBUTION AGREEMENT WITH FISHER SCIENTIFIC COULD HAVE AN ADVERSE AFFECT ON RESULTS OF OPERATIONS.

     Since 1990, Fisher Scientific has been the exclusive distributor of certain products manufactured by the Company. In 2005, Fisher Scientific and the Company renewed their distributorship agreement. While Fisher is the exclusive U.S. distributor for certain of the Company's shakers, the Company markets and sells its INNOVA shakers and other products on a direct basis. Fisher also distributes a few selected INNOVA models and is the exclusive U.S. distributor of the Company's CO2 incubators, although the Company sells its CO2 incubators directly as well. Fisher Scientific is also the exclusive distributor for the Company's C-Line shakers in certain European countries and has a broader distribution arrangement with the Company in Canada and France. A subsidiary of Fisher Scientific also manufactures products that compete with the Company's shaker products. Fisher Scientific accounted for approximately 13.8%, 16.0% and 15.9%, respectively, of consolidated net sales during the years ended December 31, 2005, 2004 and 2003. Should a significant change or termination of this agreement occur this could have an adverse affect on the results of operations.

THE COMPANY'S BUSINESS RELIES HEAVILY ON FOREIGN SALES. CHANGES IN ECONOMIC, POLITICAL AND OTHER RISKS ASSOCIATED WITH THESE ACTIVITIES COULD HAVE AN ADVERSE AFFECT ON RESULTS OF OPERATIONS.

     The Company also sells its equipment, both directly and through scientific equipment dealers to foreign companies, institutions and governments. The major portion of its foreign sales are made in Canada, Europe, China, Japan, India, Taiwan and Brazil. The Company also sells its products in Africa and other Asian and Latin American countries. These sales may be substantially affected by changes in the capital investment policies of foreign governments or by the availability of hard currency. These sales may also be affected by U.S. export control regulations applicable to scientific equipment. Should any of the aforementioned events occur, there could be an adverse affect on the results of operations.

THE COMPANY RELIES HEAVILY ON FOREIGN OPERATIONS. CHANGES IN FOREIGN CURRENCY EXCHANGE RATES COULD HAVE A SUBSTANTIAL IMPACT ON RESULTS OF OPERATIONS.

     Substantially all of the orders received by the Company's domestic operations are recorded in United States dollars. Outside North America, the Company books orders for equipment in Euros and British Pounds as well as United States dollars. The assets and liabilities of the Company's European subsidiaries are valued in local currencies. Fluctuations in exchange rates between those currencies and the United States dollar could have a substantial impact on the Company's consolidated financial statements, as measured in United States dollars.

     Sales to the Company's foreign customers are influenced by changes in the exchange rate of the United States dollar as those changes affect the cost of the Company's equipment to foreign customers. Certain countries may not be able to make substantial capital purchases in dollars for economic or political reasons. Should changes in foreign currency exchange rates make it more difficult for foreign customers to purchase the Company's products, the Company's results of operations could be negatively affected.

     THE COMPANY DOES NOT HAVE SIGNIFICANT REDUNDANT MANUFACTURING OPERATIONS AT ITS FACILITIES. IF ANY OF THE COMPANY'S FACILITIES ARE UNABLE TO PRODUCE AND SHIP PRODUCTS, IT COULD HAVE AN ADVERSE AFFECT ON RESULTS OF OPERATIONS.

     The Company does not maintain significant redundant manufacturing operations at its facilities. Any event impacting the manufacturing facilities, or the equipment, or suppliers including, without limitation, wars, terrorist activities and natural disasters could delay or suspend manufacturing and shipment of products which could have an adverse affect on the Company's results of operations. Even though the Company carries business interruption insurance policies, losses could exceed the coverage available under these policies.

     THE COMPANY'S NEW JERSEY MANUFACTURING EMPLOYEES ARE COVERED UNDER A COLLECTIVE BARGAINING AGREEMENT. A STRIKE, WALKOUT OR LOCKOUT FOR A SIGNIFICANT PERIOD OF TIME COULD HAVE AN ADVERSE AFFECT ON RESULTS OF OPERATIONS.

     The Company's New Jersey manufacturing employees are represented by District 15 of the International Association of Machinists, AFL-CIO under a contract which expires in December 2007. The Company considers its labor relations to be good. However, if a strike, walkout or lockout occurred for a significant period of time, it could have an adverse affect on results of operations

     THE COMPANY COULD BE EXPOSED TO INCREASED COSTS AND RISKS ASSOCIATED WITH COMPLYING WITH INCREASING AND NEW REGULATIONS OF CORPORATE GOVERNANCE AND DISCLOSURE STANDARDS.

     In March 2005, the SEC postponed, for one year, the compliance date for reporting on internal controls by non-accelerated filers. Despite this postponement, the Company expects to continue to spend an increased amount of management time and internal and external resources to comply with changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and NASDAQ Stock Market rules. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 requires management's annual review and evaluation of the Company's internal control system and attestations of the effectiveness of these systems by the Company's independent auditors. The Company will be documenting and testing internal control systems and procedures and considering improvements that could be necessary in order for the Company to comply with the requirements of Section 404 by the end of 2007. This process has required the Company to hire outside advisory services and has resulted in additional accounting and legal expenses. While we believe that we currently have adequate internal controls over financial reporting, in the event that the Company's chief executive officer, chief financial officer or independent auditors determine that the controls over financial reporting are not effective as defined under
Section 404, investors perceptions of the Company could be adversely affected and could cause a decline in market price of the Company's stock.

     A SIGNIFICANT DISRUPTION IN INFORMATION TECHNOLOGY SYSTEMS, SUCH AS FAILURE TO PROPERLY IMPLEMENT A NEW ORACLE ENTERPRISE RESOURCE PLANNING SYSTEM AS PREVIOUSLY ANNOUNCED COULD ADVERSELY AFFECT THE OPERATIONS AND RESULTS OF OPERATIONS OF THE COMPANY.

     The Company has begun the implementation of a new Oracle Enterprise Resource Planning system. This system will replace many of the Company's existing operating and financial systems. Such an implementation is a major undertaking both financially and from a management and personnel perspective. Should the system not be implemented successfully and within budget, it could be disruptive and or adversely affect the operations and results of operations of the Company.

                                   THE COMPANY

     We are a leading provider of a wide variety of research equipment and scientific instruments for the life sciences used to create, maintain and control the physical and biochemical conditions required for the growth, detection and storage of microorganisms.

     Our products are used for medical, biological, chemical and environmental research and for the commercial development of antibiotics, proteins, hormones, enzymes, monoclonal antibodies, agricultural products, fuels, vitamins, vaccines and other substances.

     We sell our equipment to pharmaceutical companies, agricultural and chemical companies, other industrial customers engaged in biotechnology, and to medical schools, universities, research institutes, hospitals, private laboratories and laboratories of federal, state and municipal government departments and agencies in the United States. While only a small percentage of our sales are made directly to United States government departments and agencies, our domestic business is significantly affected by government expenditures and grants for research to educational research institutions and to industry. We also sell our equipment both directly (primarily in Europe) and through scientific equipment dealers to foreign companies, institutions and governments. Foreign sales may be affected by U.S. export control regulations applicable to scientific equipment.

     The Company was incorporated in 1958 as the successor to a business founded in 1946 by David and Sigmund Freedman. The Company owns its 243,000 square foot headquarters and primary production facility located on 17 acres of land in Edison, New Jersey.

                              SELLING STOCKHOLDERS

     The table below sets forth the names and present positions held by the Selling Stockholders and the number of shares of Common Stock offered pursuant to this prospectus. Each of the Selling Shareholders is an "affiliate" of the Company and whose address is care of the Company at 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005. The shares of Common Stock offered by the Selling Stockholders were acquired by them from time to time under the Company's Employee Stock Purchase Plan (the "Plan") in a transactions not registered under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly constitute "restricted securities" within the meaning Rule 144 under the Securities Act. The Selling Stockholders may from time to time offer and all or part of the shares in market transactions directly to a marketmaker or through a broker at prevailing market prices or in negotiated transaction at prevailing market prices or prices related to the prevailing market price. The Company will pay all expenses of preparing and reproducing this prospectus, but will not receive any part of the proceeds of the sale of any such shares. The Selling Stockholders will pay any and all brokerage commissions charged to sellers in connection with such sales.

Name           Present Position with Company               No. of Shares
----           -----------------------------               -------------
James Orcutt       President and Chief Operating Officer             338
William Dunne      Vice President Sales                               17
Douglas Irwin      Corporate Controller                            3,444
Lee Eppstein       Vice President Technology                       2,324

                                  LEGAL MATTERS

     The legality of the shares of Common Stock being offered has been passed upon by Norris, McLaughlin & Marcus, P.A., 721 Route 202-206, P.O. Box 1018, Somerville, New Jersey 08876-1018.

                                     EXPERTS

     The consolidated financial statements and schedule of New Brunswick Scientific Co., Inc. as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the resale of securities by the Selling Stockholders hereunder.

                                 INDEMNIFICATION

     Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA"), the Company's Certificate of Incorporation and By-Laws give the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant, unless and only to the extent that the court in such proceeding determines upon application that despite the adjudication of liability, but in view of all circumstances of the case, such officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

     The By-Laws provide that the Company shall indemnify each officer and director of the Company (and each officer and director of another entity who was serving at the request of the Company) who is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, to the fullest extend permitted by law. The By-Laws also provide that costs in defending any action, suit or proceeding referred to above may be paid by the Company in advance of the final disposition thereof under certain circumstances.

     All expenses and liabilities incurred by the Board of Directors in the administration of the Plan shall be borne by the Company. The Board of Directors may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any option granted hereunder.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed by New Brunswick Scientific Co., Inc (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Registrant's Current Reports on Form 8-K, filed January 11, 2006, March 23, 2006, May 4, 2006, May 9, 2006 and June 8, 2006.

          (b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 22, 2006.

          (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2006, filed on May 10, 2006.

          (d) The material under the caption "Capital Stock to be Registered" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Securities Exchange Act of 1934 filed with the Commission on April 13, 1973, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1, as amended and effective on March 14, 1972 (File No. 2-42505).

          All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference in this registration statement and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION  OF  SECURITIES

          Not applicable.

ITEM 5. INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

          Not applicable.

ITEM 6. INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA"), the Company's Certificate of Incorporation and By-Laws give the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant, unless and only to the extent that the court in such proceeding determines upon application that despite the adjudication of liability, but in view of all circumstances of the case, such officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

     The By-Laws provide that the Company shall indemnify each officer and director of the Company (and each officer and director of another entity who was serving at the request of the Company) who is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, to the fullest extend permitted by law. The By-Laws also provide that costs in defending any action, suit or proceeding referred to above may be paid by the Company in advance of the final disposition thereof under certain circumstances.

     All expenses and liabilities incurred by the Board of Directors in the administration of the Plan shall be borne by the Company. The Board of Directors may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any option granted hereunder.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION  FROM  REGISTRATION  CLAIMED

The offer and sale by the registrant of the restricted securities being offered for sale pursuant to the Reoffer Prospectus were exempt from registration under the Securities Act of 1933, as amended, in accordance with Section 4(2) thereunder based on the knowledge and the financial sophistication of the Selling Shareholders.

ITEM 8. EXHIBITS

         *5         Opinion of Norris, McLaughlin & Marcus, P.A.
         *23(a)     Consent of KPMG LLP
          23(b)     Consent of Norris, McLaughlin & Marcus, P.A. (included in
                    Exhibit  5)
          24        Power of Attorney (included on signature page)

       --------------------------------------------------------------------
          *Filed herewith

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in  the  prospectus  any  facts  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                   (iii) To  include  any  material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         Provided,  however,  That  paragraphs  (a)(1)(i)  and
                         (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on this 9th day of August, 2006.

                                      NEW BRUNSWICK SCIENTIFIC CO., INC.
                                      (Registrant)

                                      By:   /s/ James T. Orcutt
                                          --------------------------------------
                                      Name:  James T. Orcutt
                                      Title: President & Chief Operating Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Orcutt (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

       SIGNATURE                             TITLE                               DATE
       ---------                             -----                               ----
/s/ David Freedman       Chairman of the Board, Chief Executive
                         Officer (Principal Executive Officer) and
                         Director                                           August 9, 2006
-----------------------
David Freedman


/s/ Adele Lavender       Corporate Secretary                                August 9, 2006
-----------------------
Adele Lavender


/s/ Thomas Bocchino      Vice President, Finance, Treasurer and Chief
                         Financial Officer (Principal Financial Officer /
                         Principal Accounting Officer)                      August 9, 2006
-----------------------
Thomas Bocchino


/s/ James T. Orcutt      President, Chief Operating Officer and
                         Director                                           August 9, 2006
-----------------------
James T. Orcutt


/s/ Jerome Birnbaum      Director                                           August 9, 2006
-----------------------
Dr. Jerome Birnbaum


                                      II-4

/s/ Kenneth Freedman     Director                                           August 9, 2006
-----------------------
Kenneth Freedman


/s/ Ernest Gross         Director                                           August 9, 2006
-----------------------
Ernest Gross


/s/ Joel Jaffe           Director                                           August 9, 2006
-----------------------
Joel Jaffe


/s/ David Pramer         Director                                           August 9, 2006
-----------------------
Dr. David Pramer


/s/ Peter Schkeeper      Director                                           August 9, 2006
-----------------------
Peter Schkeeper


/s/ Daniel S. Van Riper  Director                                           August 9, 2006
-----------------------
Daniel S. Van Riper


                                      II-5